TRIANGLE BANCORP, INC.

              1997 DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS


                                    ARTICLE I
                                   DEFINITIONS

                  1.1 "Account" means the memorandum account for each Participant in the Plan detailing the shares of Common Stock credited to the Participant.

                  1.2 "Administrator" means the administrative officer of the Company or such other Company officer as shall be appointed by the Board to administer this Plan.

                  1.3 "Annual Deferral" means the amount deferred by a Director during a Plan Period.

                  1.4 "Beneficiary" means a person or persons, including estates and trusts, entitled to receive any benefits under this Plan to which the Director or a prior Beneficiary has become entitled but has not received.

                  1.5 "Benefit Rate" means an annual rate of interest based on the yield of six month certificates of deposit of the Bank as of, and adjusted on, January 1 and July 1 of each calendar year.

                  1.6 "Board" means the Company's Board of Directors.

                  1.7 "Common Stock" means the common stock of the Company.

                  1.8 "Company" means Triangle Bancorp, Inc., a North Carolina bank holding company.

                  1.9 "Compensation" means each Participant's compensation paid by the Company for service as a Director, including retainer payments and amounts paid for attendance at Board and Board committee meetings.

                  1.10 "Deferral Date" means January 1, 1997 and the January 1 of each calendar year for which Compensation is deferred thereafter.

                  1.11 "Director" means a member of the Company's Board of Directors.

                  1.12 "Disability" is any physical or mental condition which in the opinion of the Board makes continued service as a Director inadvisable.

                  1.13 "Participant" means a Director who participates in the Plan pursuant to Article III.


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                  1.14 "Plan" means this 1997 Deferred Compensation Plan for
Outside Directors of the Company.

                  1.15 "Plan Period" means each 12-month period beginning on January 1 and ending on December 31 thereafter.


                                   ARTICLE II
                                   ELIGIBILITY

         Any Director who is a member of the Board on or after December 31, 1996 and who is not also an employee of the Company or any of its subsidiaries, is eligible to participate in the Plan.


                                   ARTICLE III
                            DEFERRAL OF COMPENSATION

                  3.1 Deferral Opportunity. All Compensation paid by the Company to an eligible Director for a Plan Period shall be deferred; provided, however, that the Company retains the right in its sole discretion to provide Directors with the right not to defer receipt of Compensation.

                  3.2 Deferral Election. If a Director is given the right to defer receipt of his or her Compensation, an election to defer for a Plan Period shall be effected by delivery to the Administrator of an election form provided by the Administrator and signed by the participating Director. For fiscal year 1998 and thereafter, the election must be made in December and shall be irrevocable for the Plan Period commencing on the next following January 1. The election shall state the amount of deferred Compensation to be credited to the Participant's Account as shares of Common Stock.

         Any election made pursuant to this Section shall remain in effect for all subsequent Plan Periods unless a participating Director delivers, amends or revokes the election by delivering a revised election form to the Administrator by December 31 of the Plan Period preceding the Plan Period to which the revised election applies.

                  3.3 Crediting of Account. The amount of Compensation that is deferred by a Director under the Plan will be credited to his or her Account on December 31 of each Plan Period. Effective as of the date the Company shall pay any cash dividend in respect of its then outstanding shares of Common Stock, the number of Shares of Common Stock credited to the Director's Account shall be increased by the number of whole and fractional shares of Common Stock determined by dividing (a) the trading price of the Common Stock on the trading day immediately preceding the dividend payment date into (b) the amount of cash dividend which would have been paid by the Company on the dividend payment date in respect of the whole and fractional shares of Common Stock credited to the Director's Account immediately prior to such dividend payment date had such Common Stock been issued and outstanding on the record date for such dividend. Dividends will be credited only on the shares of Common Stock recorded in a Participant's Account on January 1 of each Plan Period.


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                                   ARTICLE IV
                               PAYMENT OF BENEFIT

                  4.1 Right to Benefit. Subject to the provisions of Article VI, a Participant (or his Beneficiary in the case of the Participant's death) shall be entitled to payment of a benefit hereunder upon the first to occur of the Participant's death, Disability or retirement as a Director.

                  4.2 Payment of Common Stock. Deferred Compensation shall be paid, in the Company's sole discretion, either (a) by the Bank's transferring an equivalent number of whole shares of Common Stock by issuing authorized but unissued shares of Common Stock; or (b) by the trustee of a trust established by the Company in connection with this Plan. Payment shall be made to the Participant within 60 days after the Participant becomes eligible to receive such benefits. The Participant shall be paid for fractional shares at the value of such shares on the date the Participant becomes eligible to receive benefits. For such purposes, the value of such Common Stock shall be the last trading price of such Common Stock on the last trading day immediately preceding the date on which the Participant becomes eligible to receive such benefits.

                                    ARTICLE V
                                   BENEFICIARY

                  5.1 Designation of Beneficiary. A Participant may designate a Beneficiary to receive benefits under the Plan by delivery of a written designation to the Administrator signed by the Participant. If more than one Beneficiary is named, the share and precedence of each Beneficiary shall be indicated. A Participant shall have the right to change the Beneficiary by submitting the change in writing to the Administrator but no change of Beneficiary shall be effective until acknowledged in writing by the Administrator.

         If no Beneficiary is named pursuant to this Section 5.1, the Participant's Beneficiary will be the Participant's spouse, if any, or the Participant's estate, if the Participant has no spouse.

                  5.2 Payment to Beneficiary. If the Company has any doubt as to the proper Beneficiary to receive payments under the Plan, the Company shall have the right to withhold those payment until the matter is finally determined to the satisfaction of the Administrator. Any payment made by the Company in good faith and in accordance with this Plan shall fully discharge the Company from all further obligations with respect to that payment.

         In making any payment to or for the benefit of any minor or incompetent Beneficiary, the Board, in its sole and absolute discretion, may make a distribution to a legal or natural guardian or other relative of a minor or a court appointed committee of such incompetent. The Board may also, in its sole and absolute discretion, make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, committee, relative or other person shall be a complete discharge of the Company. Neither the Board nor the Company shall have any responsibility to see to the proper application of any payments so made.


                                   ARTICLE VI
                        RECAPITALIZATION; REORGANIZATION

                  6.1 Recapitalization or Stock Dividend. The number of shares of Common Stock in a Participant's Account shall be proportionately adjusted for any increase or decrease in the



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number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

                  6.2 Reorganization. Notwithstanding any other provision of the Plan, in the event of a dissolution or liquidation of the Company or a merger or a consolidation in which the Company is not the surviving corporation, other than a merger effected for the purpose of changing the Company's domicile, or the sale of all or substantially all of the Company's assets, each Participant shall be entitled to all benefits hereunder immediately prior to such dissolution, liquidation, merger or consolidation.

                  6.3 Change in Control. In the event that any person (as such term is used in Sections 13 (d) and 14 (d) (2) of the Securities Exchange Act of
1934) other than the Company commences a tender or exchange offer for the issued and outstanding shares of the Company's Common Stock that, if successful, would result in the acquisition by such person of more than 50% of the total voting power of all issued and outstanding Common Stock entitled to vote on the election of Directors (when the shares of Common Stock to which such offer extends are aggregated with any other shares of Common Stock owned by such person at the time of commencement of such offer or otherwise acquired by such person during the pendency of such offer), each Participant shall be immediately entitled to all benefits hereunder.

                  6.4 Administration by Board. To the extent that the adjustments relate to Common Stock or securities of the Company, the adjustments described in this Article VI shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.


                                   ARTICLE VII
                         NATURE OF COMPANY'S OBLIGATION

         The Company's obligation under this Plan shall be an unfunded and unsecured promise to pay benefits in the form of Common Stock. The Company shall not be obligated under any circumstances to fund its financial obligations under this Plan. The Plan at all times shall be entirely unfunded as such term is defined for purposes of the Employee Retirement Income Security Act ("ERISA"). The Administrator may, however, in its sole discretion at any time make provision for segregating assets of the Company for payment of any benefits hereunder by establishing a trust to hold such assets.

         All assets which the Company may acquire to help cover its financial liabilities, whether or not held in trust, are and remain general assets of the Company subject to the claims of its creditors. The Company does not give, and the Plan does not give, any beneficial ownership interest in any asset of the Company to a Participant or his or her Beneficiary. All rights of ownership in any assets are and remain in the Company.

         The Company's liability for payment of benefits shall be determined only under the provisions of this Plan as it may be amended from time to time.




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                                  ARTICLE VIII
                          PARTICIPANT'S RIGHT TO ASSETS

                  8.1 Unsecured General Creditor Status. The rights of a Participant, any Beneficiary or any other person claiming through the Participant shall be solely those of an unsecured general creditor of the Company. Such persons shall have the right to receive payments specified under this Plan only from the Company or from any trust established in connection with the Plan and have no right to look to any specific or special property separate from the Company to satisfy a claim for benefit payments.

                  8.2 No Right to Specific Assets. A Participant, Beneficiary, or any other person claiming through the Participant shall have no right, claim, security interest, or any beneficial ownership interest whatsoever in any general asset that the Company may acquire or use to help support its financial obligations under this Plan. Any asset used or acquired by the Company in connection with the liabilities it has assumed under this Plan shall not be deemed to be held under a funded trust (for purposes of ERISA) for the benefit of the Participant or his Beneficiary, and no general asset shall be considered security for the performance of the obligations of the Company. Any such asset shall remain a general unpledged and unrestricted asset of the Company. Notwithstanding the above, a Participant or Beneficiary may assert his or her rights under the Plan against a non-qualified trust established by the Company in connection with the Plan, subject to the terms of such trust.

         A Participant also understands and agrees that his participation in the acquisition of any asset of the Company shall not constitute a representation to the Participant, Beneficiary or any person claiming through the Participant or Beneficiary that any of them has a special or beneficial interest in any asset.


                                   ARTICLE IX
                                  VOTING RIGHTS

         No Director or Beneficiary shall be deemed to receive any voting rights or any other rights and privileges enjoyed by shareholders of the Company by reason of Common Stock being credited to his or her Account.


                                    ARTICLE X
                     TERMINATION, AMENDMENT, MODIFICATION OR
                           SUPPLEMENTATION OF THE PLAN

         The Board retains the sole and unilateral right to terminate, amend, modify or supplement this Plan, in whole or in part, at any time, but only with respect to future Plan Periods.


                                   ARTICLE XI
                      RESTRICTION ON ALIENATION OF BENEFITS

         No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to



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the benefit. If any Participant or Beneficiary under the Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to a benefit under this Plan, then such right or benefit, in the discretion of the Board, shall cease. In these circumstances, the Board may hold or apply the benefit, or any part of it, for the benefit of the Participant or Beneficiary, spouse, children, or other dependents of the Participant or Beneficiary, or any of them, in such manner and in such portion as the Board may deem proper.


                                   ARTICLE XII
                                   ARBITRATION

         In the event a Participant or his or her Beneficiary disagrees with the amount of benefit to be paid as determined by the Administrator and no satisfactory settlement can be reached, then the claimant may submit the dispute to binding arbitration under the rules of the American Arbitration Association then in effect for Raleigh, North Carolina. The decisions of the arbitrator(s) shall be binding on all parties to the arbitration, and their heirs, successors and assigns.

                                  ARTICLE XIII
                                  GOVERNING LAW

         This Plan shall be governed by the laws of the State of North Carolina.

         IN WITNESS WHEREOF, Triangle Bancorp, Inc. does hereby adopt the Plan as of this the 18th day of November, 1997.

                                           TRIANGLE BANCORP, INC.


                                           By:      _________________________
                                                    Michael S. Patterson
                                                    President and CEO
ATTEST:


By: ___________________________
    Susan C. Gilbert, Secretary



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